UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Materials Pursuant to §240.14a-12

China United Insurance Service, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF 2020 ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

November 4, 2020

Dear Valued Shareholder:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of China United Insurance Service, Inc. (the “Annual Meeting”), which will be held on December 18, 2020, at 3:00 p.m. local time, at 7/F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan. You may also participate in the Annual Meeting through our telephone conference channel by dialing +886-2-3322-0688 (access code

144643).

The Notice of the Annual Meeting and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of China United Insurance Service, Inc. by voting on the business to come before this meeting. Whether or not you plan to attend the Annual Meeting in person or through telephone conference channel, we hope you vote as soon as possible to assure your representation. You can vote your shares over the internet, by telephone, by fax or by using a traditional proxy card. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

A copy of China United Insurance Service, Inc.’s Annual Report on Form 10-K accompanies these proxy materials for your information. At the Annual Meeting, we will review China United Insurance Service, Inc.’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Yi-Hsiao Mao
YI-HSIAO MAO
Chief Executive Officer and Chairman of the Board of Directors

CHINA UNITED INSURANCE SERVICE, INC.

7F, No. 311 Section 3, Nan-King East Road

Taipei City, Taiwan

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on December 18, 2020

TO THE SHAREHOLDERS OF CHINA UNITED INSURANCE SERVICE, INC.:

Notice is hereby given that the Annual Meeting of the Shareholders of China United Insurance Service, Inc., a Delaware corporation, will be held on December 18, 2020, at 3:00 p.m. local time, at 7/F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan, for the following purposes:

I. To elect seven directors to hold office for a three-year term and until their respective successors are elected and qualified;

II. To approve, by a non-binding advisory vote, the compensation of our named executive officers;

III. To ratify the appointment of MACIAS, GINI & O’CONNELL, LLP  as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

IV. To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on October 30, 2020 (the “Record Date”) are entitled to notice of, and to vote at, this Annual Meeting and any adjournment or postponement thereof. The Board of Directors recommends that you vote FOR each of the proposals from I to IV as identified above.

On November 4, 2020, we will begin to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the internet, or a printed copy of these materials. We have provided each shareholder with a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages shareholders to review all proxy materials and our annual report and vote online at www.proxyandprinting.com. We believe that reviewing materials online reduces our costs, eliminates surplus printed materials and generally reduces the environmental impact of our Annual Meeting. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the

Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote your shares as soon as possible. We encourage you to vote via the internet, since it is convenient and significantly reduces postage and processing costs. You may also vote via telephone or by mail if you choose to receive paper copies of the proxy materials. Instructions regarding the methods of voting are included in the Notice, the proxy card and the Proxy Statement.

By order of the Board of Directors,
/s/ Yi-Hsiao Mao
YI-HSIAO MAO
Chairman of the Board of Directors
Taipei, Taiwan
November 4, 2020

Important Notice Regarding the Availability of Proxy Materials for

The Shareholder Meeting To Be Held on December 18, 2020

In accordance with the rules of the Securities and Exchange Commission, the 2020 Notice of Annual Meeting of Shareholders, proxy card, Proxy Statement and the 2019 Annual Report on Form 10-K are available at www.proxyandprinting.com.

IMPORTANT: You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please vote as soon as possible by using the internet, fax, telephone or for those receiving paper copies of these proxy materials by completing, signing, dating and mailing your proxy card. Even if you have voted by proxy, you may still vote in person if you attend the meeting in person or through telephone conference channel. Please note, however, that if the record holder of your shares is a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited on behalf of the board of directors (the “Board” or the “Board of Directors”) of China United Insurance Service, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on December 18, 2020 at 3:00 p.m. local time, at 7/F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Notice of Internet Availability of Proxy Materials are being mailed to shareholders commencing on or about November 4, 2020.

ANNUAL MEETING AGENDA AND BOARD OF DIRECTOR VOTE RECOMMENDATIONS

Shareholders are being asked to vote on the following item at the Annual Meeting:

•	To elect seven directors to hold office for a term of three years and until their respective successors are elected and qualified or earlier resignation;

•	To approve, by a non-binding advisory vote, the compensation of our named executive officers;

•	To ratify the appointment of MACIAS, GINI & O’CONNELL, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors recommends that you vote FOR the proposal described above.

SOLICITATION AND VOTING

Voting Securities. Only shareholders of record as of the close of business on October 30, 2020, the Record Date for the Annual Meeting, will be entitled to vote at the meeting and any adjournment thereof. As of that date, we had 29,421,736 shares of common stock (the “Common Stock”) outstanding and 1,000,000 preferred shares outstanding, all of which are entitled to vote together as a single class with respect to all matters to be acted upon at the Annual Meeting. Each common shareholder of record as of the Record Date is entitled to one vote for each share of Common Stock held by him or her, while the preferred shareholder of record as of Record Date is entitled to ten votes for each share of preferred stock held by him. The sole holder of our issued preferred stock is Yi Hsiao Mao, our Chief Executive Officer and Chairman of the Board. In addition, “beneficial owners of shares held in street name” as of the Record Date as explained below can vote using the methods described below.

Our bylaws provide that a majority of all of the shares of capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at a shareholder meeting. When a quorum for a shareholder meeting is present, the election of directors will be determined by a plurality of the votes cast by the shareholders entitled to vote at the shareholder meeting, and any other matter will be determined by the affirmative vote of the majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the matter. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

In accordance with the rules of the Securities and Exchange Commission, we are advising our shareholders of the availability on the internet of our proxy materials related to our forthcoming Annual Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “notice only” option, we are providing all shareholders access to the proxy materials on a publicly accessible website. The notice of the Annual Meeting, this Proxy Statement, the form of proxy card and our most recent annual report on Form 10-K are available at www.proxyandprinting.com.

Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a shareholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy provided by a shareholder of record, the shares will be voted in favor of each proposal.

You may vote in person by attending the Annual Meeting or by using the internet or telephone or by completing and returning a proxy by mail or by fax.

Voting by internet. To vote by internet, go to www.proxyandprinting.com, click on “Vote your Proxy” and select the “China United Insurance Service” logo. Internet voting is available 24 hours a day, although your vote by internet must be received by 11:59 p.m. Eastern Time on December 17, 2020 (or 11:59 a.m. Taipei Time on December 18, 2020). You will need the control number found on your proxy card, instruction form or the notice of Annual Meeting. If you vote by internet, do not return your proxy card or voting instruction card. If you hold your shares in “street name” as explained below, please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for internet voting instructions.

Voting by Telephone. To vote by telephone, call 1-877-502-0550. Please note that if you call this number outside of the United States, you may be charged an international direct dial rates by your service carrier. Telephone voting is available from 9:00 A.M. to 5:00 p.m. Eastern Time. Your vote by telephone must be received by 5:00 p.m. Eastern Time on December 17, 2020. You will need the control number found on your proxy card, instruction form or notice of Annual Meeting. If you vote by telephone, do not return your proxy card or voting instruction card. If you hold your shares in “street name” as explained below, please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

Voting by Mail. By completing, signing, dating and returning the proxy card in the prepaid and addressed envelope enclosed with proxy materials delivered by mail so that it is received by 5:00 p.m. Eastern Time on December 17, 2020, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. A form of the proxy card is included in this Proxy Statement as Annex A. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please complete, sign, date and return all proxy cards to ensure that all your shares are voted. If you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by our Board. A shareholder of record may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, you, as a shareholder of record, may attend the Annual Meeting and obtain a ballot upon arrival.

You may mail your proxy card to the following address:

Island Stock Transfer

15500 Roosevelt Blvd, suite 104

Clearwater FL 33760

Attn: Anna Kotlova

Voting by Email. Complete, sign and date your proxy card and return it by emailing to Anna Kotlova at akotlova@islandstocktransfer.com. Your vote by email must be received by 11:59 p.m. Eastern Time on December 17, 2020 (or 11:59 a.m. Taipei Time on December 18, 2020).

Voting by Fax. Complete, sign and date your proxy card and return it via fax to +1(727) 289-0069. Your vote by fax must be received by 5:00 p.m. Eastern Time on December 17, 2020 (or 5:00 a.m. Taipei Time on December 18, 2020).

Voting in Person. If you attend the Annual Meeting and plan to vote in person, you will be provided with a ballot at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered the shareholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in “street name.” Beneficial owners whose stock is held in the name of a bank, broker or other nominee generally will receive instructions for voting from their banks, brokers or other nominees, rather than directly from us. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal Proxy from your broker or other nominee authorizing you to vote those shares. Whether you are a shareholder of record or a beneficial owner, you must bring valid, government-issued photo identification to gain admission to the Annual Meeting.

Revocability of Proxies. A shareholder giving a proxy has the power to revoke it at any time before it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in street name on behalf of a beneficial owner but is prohibited from voting on a particular matter because the broker has not received voting instructions from the beneficial owner and therefore does not have discretion to vote the beneficial owner’s shares with respect to that matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of our independent registered public accounting firm. Non-routine matters include the election of directors and the advisory vote on executive compensation.

Solicitation of Proxies. We will bear the entire cost of soliciting proxies for the upcoming meeting. In addition to soliciting shareholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

According to our Certificate of Incorporation, the entire Board of Directors of our Company shall consist of not less than three nor more than fifteen members. Our directors shall be elected at the annual meeting of stockholders to hold office until the third anniversary of the annual meeting where such directors are elected. In addition, our holder of Series A Preferred Stock is entitled to appoint one director. Certain corporate matters, such as decrease or increase of the size of our Board, related party transactions, merger and acquisition or consolidation of the Company, incurrence of material indebtedness or expenditure in excess of certain threshold, shall not be undertaken without the affirmative vote of the Series A Director.

We currently have a Board of Directors that currently consists of seven directors, of which six were elected by the holders of Common Stock and Series A Preferred Stock voting together as a single class (the “Common Stock Directors”), and one was appointed by the holder of Series A Preferred Stock (the “Series A Director”, together with the Common Stock Directors, each a “Director” and collectively, the “Directors”).

At the Meeting, the following seven (7) individuals will be elected or re–elected to serve as directors for a term of three (3) years until the next election of directors at an annual shareholder meeting or until their successors are duly elected, appointed and qualified: Fu-Chang Li, Chwan-Hau Li, Chih-Yuan Lu, Chun-Hui Yang, Tse-Hsun Niu, Shu-Yuan Sun and Yi-Hsiao Mao. Of these individuals, Fu-Chang Li, Chwan-Hau Li, Chih-Yuan Lu, Chun-Hui Yang, Tse-Hsun Niu, and Yi Hsiao Mao are among the current directors and Chih-Yuan Lu, Chun Hui-Yang, Shu-Yuan Sun and Tse-Hsun Niu are considered independent directors.

Management has no reason to believe any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of election, unless the shareholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board to fill such vacancy. Alternatively, the Board may reduce the size of the Board.

Biographical Information

The following table sets forth the biographical information of our current Series A Director and the six nominees to be elected as Common Stock Directors at this meeting:

Name	Age	Position with the Company
Series A Director Appointed by the Series A Preferred Stockholder
Yi Hsiao Mao	62	Series A Director and Chief Executive Officer
Common Stock Directors Nominated for Election at the 2020 Annual Meeting
Fu Chang Li	65	Director
Chwan Hau Li	61	Director
Chih Yuan Lu	48	Independent Director
Chun Hui Yang	32	Independent Director
Tse Hsun Niu	52	Independent Director
Shu Yuan Sun	57	Independent Director

Series A Director appointed by the Series A Preferred Stockholder

Yi Hsiao Mao, Series A Director and Chief Executive Officer

Mr. Mao has served as a Common Stock Director of our Company from June 2010 to December 2016 when he was appointed as a Series A Director and has since served at such capacity. Mr. Mao has assumed the position as our Company’s Chief Executive Officer since August 2014, in which he oversees the strategic and operational initiatives of all business segments of our Company. Mr. Mao, with over 30 years of insurance brokerage experience, is the founder of Law Insurance Broker Co., Ltd. (“Law Broker”), a premier insurance brokerage company in Taiwan. In addition, Mr. Mao has served as the supervisor for Jiangsu Law Insurance Brokers Co., Ltd. (“Jiangsu Law”), our consolidated entity in China, since March 2005. He is also a director of Law Enterprise Co., Ltd. (“Law Enterprise”) in Taiwan.

Mr. Mao received his Bachelor’s degree from Taiwan Soochow University School of Law, and had acquired a Taiwan lawyer’s practice certificate. Mr. Mao was selected as a Director because of his extensive experience and profound knowledge in both the insurance industry and our Company’s operations in the Greater China region.

Common Stock Directors Nominated for Election at the 2020 Annual Meeting

Fu Chang Li, Director

Mr. Li has served as a Director of our Company since January 2011. As one of the pioneering insurance agents in Taiwan, Mr. Li has over 30 years of insurance experience, including 17 years in the insurance brokerage industry. From 1980 to 1992, he served as the head of sales division at Guohua Life Insurance. From 1992 to 1993, Mr. Li assumed the role of general manager for Gongxin Insurance Brokers or KHIB. Mr. Li was the president of Time Insurance Brokers from 1993 to 2003. After serving as the Consultant of Law Anhou Insurance Agency Co., Ltd. (“Anhou”), a consolidated entity of the Company in China, from October 2003 to October 2009, he had been promoted as the chairman of Anhou in October 2009 and had served in that capacity until May 2012. He is currently the Deputy General Manager of Anhou.

Mr. Li received his Bachelor’s degree in Mass Communications from Fu Jen Catholic University in Taiwan.

Chwan Hau Li, Director

Mr. Li has served as a Director of the Company since January 2011. He was a director of Sichuan Kangzhuang, a consolidated entity of the Company in China, from 2006 to 2010. Mr. Li has over 20 years of insurance experience, and has held various managerial positions throughout his career. From 1987 to 2000, he served as a business development manager at Taiwan Life Insurance. In April 2000, he founded Genius Insurance Brokers, and has served as its chairman until the present. Mr. Li is also the chairman of Genius Financial Consultants. He is the former chairman of Insurance Brokerage Association of Taiwan.

Mr. Li received his B.B.A degree from Tamkang University in Taiwan and M.S. degree in Actuarial Science from University of Iowa in the United States. He holds an actuarial certification.

Chih Yuan Lu, Independent Director

Mr. Lu has served as an independent director of our Company since May 2017. He specializes in developing and implementing financial controls and processes, in addition to productivity improvement and change management. Mr. Lu had served as a public auditor at PricewaterhouseCoopers Taiwan from 1997 to 1999. From 2003 to 2005, he served as first a specialist and then the manager of the Finance and Shipping Departments at Transcend Information Inc. From 2005 to 2009, he joined Transcend Information BV, Rotterdam, where he served as the financial controller, supervising the HR/ACC/CS/Logistic (Cash & Inventory) departments with over 50 employees. From 2009 to 2010, Mr. Lu became the administration director at the headquarters of Transcend Information Inc. in Taipei, overseeing the HR, LIPO (Legal), and Quality Assurance Departments. From 2010 to February, 2017, he served as the Chief Financial Officer and Spokesperson at Transcend Information Inc., in which he was responsible for all administrative, financial, and risk management operations of that company, supervising a 60-member team across 12 offices worldwide. Mr. Lu currently serves as the Chief Financial Officer of EIKEI (Taiwan) Co., Ltd.

Mr. Lu received his B.B.A degree in Accounting from Tung-Hai University in Taiwan and his M.B.A degree from University of Massachusetts, Dartmouth MA, U.S.A.

Chun Hui Yang, Independent Director

Ms. Yang has served as an independent director since May 2017. She is an expert in financial, managerial, and accounting analysis. Ms. Yang is skilled in the production and presentation of consolidated financial statements and in the preparation of payroll, sales, and property tax returns. From September 2012 to September 2015, she served as an auditor at PricewaterhouseCoopers, where she performed external audits on the financial statements and examined corporate accounts and financial control systems. Since October 2015, she has served as an accountant at CI-FONG Accounting Firm, where she is responsible for providing corporate tax filing & planning, audit, and management consulting services.

Ms. Yang received both her Bachelor’s degree in Accounting and her Master’s degree in Accounting from National ChengChi University in Taiwan.

Tse Hsun Niu, Independent Director

Dr. Niu has served as an independent director since May 2017. He is an expert in advertising, political communications, public relations, and electoral strategies. In August 2002, he joined the Department of Advertising at Chinese Culture University in Taiwan, where he served as an assistant professor from August 2002 to July 2007; an associate professor from August 2007 to January 2015, and a professor since February 2015. Prior to joining academia, he was the associate section assistant at the Ministry of Foreign Affairs, R.O.C. from December 1998 to January 2002. Over the course of 25 years of research and studies, he has authored over 13 books, 16 research journals, 22 dissertations, and over 60 news articles related to advertising, strategy and government public relations.

Dr. Niu received his Bachelor’s degree in Diplomacy, Master’s degree in Diplomacy, and Doctoral degree in Political Science from National ChengChi University in Taiwan.

Shu Yuan Sun, Independent Director

Ms. Sun has a profound experience in finance filed, she has been a bookkeeper since 1988 and has over 30 years of tax experience in Taiwan. She is the founder of Ci-Fong Accounting & Tax Service Firm. Ms. Sun was elected by National Taxation Bureau of Taipei Ministry of Finance as an outstanding bookkeeper in 2014 and 2019, respectively. Since 2014, Ms. Sun has also worked as a consultant for Ci-Fong Accounting Firm, providing consulting service for tax and related matters to its clients. In addition, she is currently the supervisor of the Taipei Certified Public Bookkeepers Association and has been the Chief Financial Officer of Chinese Standard Cursive Script Association since 2018.

Ms. Sun received her Associate degree in Business Administration at Chihlee University of Technology, and Master’s degree in Accounting and Taxation from National Taipei University of Business in Taiwan.

Vote Required

If a quorum is present at the meeting, a plurality of votes shall be sufficient to elect Common Stock Directors. Abstentions and broker non-votes have no effect on the vote.

Recommendation

The Board of Directors recommends a vote “FOR” each of the nominees named above.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS (“SAY ON PAY”)

Background of the Proposal

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the Executive Compensation and Related Information section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. Please read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion about our executive compensation, including information about the fiscal year 2019 compensation of our named executive officers.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we hold the advisory vote on executive compensation at least once every three years. To be advised by our shareholders on frequency of the advisory vote on executive compensation, our Board of Directors suggests to hold the advisory vote on executive compensation annually as a matter of good corporate practice.

These compensation practices are discussed in detail in the Compensation Discussion and Analysis section of this Proxy Statement and have the following objectives:

•	Properly align the interests of our stockholders with those of our executive leadership team;

•	Reward actions and achievements that are consistent with the short- and long-term goals of our business strategy; and

•	Remain competitive to attract, retain and motivate employees with relevant experience and skills needed to achieve our business goals.

The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on our Company or our Board of Directors, nor will its outcome require our Company or our Board of Directors to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by our Company or our Board of Directors.

Furthermore, because this non-binding advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these past decisions. However, our Board of Directors values the opinions of our stockholders and, to the extent there is any significant vote against a named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

RESOLVED, that the stockholders of China United Insurance Service, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s Definitive Proxy Statement for the 2020 Annual Meeting of Stockholders.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed MACIAS, GINI & O’CONNELL, LLP (“MGO”) as the independent registered public accounting firm to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2020. MGO has acted in such capacity since its appointment on June 5, 2020.

Shareholder ratification of the appointment of MGO as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of MGO to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and its shareholders.

Vote Required

The affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall ratify the appointment of MGO as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this Proposal. This Proposal is a routine matter, which means that brokers will be able to use their discretion to vote on behalf of the beneficial owners absent instructions from such owners. Therefore, no broker non-votes are expected to exist in connection with Proposal No. 3.

Board of Directors Recommendation

The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of MACIAS, GINI & O’CONNELL, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2018 by Simon & Edward, LLP, our former registered public accounting firm:

	Fiscal 2019	Fiscal 2018
Audit fees(1)	$546,000	$530,000
Audit-related fees(2)	15,718	13,476
Tax fees(3)	—	30,000
All other fees(4)	10,919	—
Total	$572,637	$573,476

(1)	Audit fees consisted of fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting and review of our quarterly interim consolidated financial statements.

(2)	Audit-related fees consisted of fees billed for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit fees.”

(3)	Tax fees consisted of fees billed for tax return preparation services.

(4)	All other fees included the fees billed for an additional audit procedure performed in connection with incompliance of the Company’s expense and reimbursement policies in our consolidated affiliated entities in the PRC.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, the Audit Committee pre-approved the audit service performed by Simon & Edward, LLP for our consolidated financial statements as of December 31, 2019 and 2018.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

Mr. Yi Hsiao Mao, our CEO, and Ms. Yung Chi Chuang, our former CFO, have been paid through our subsidiaries for their managerial services rendered to us. Mr. Mao has served as the consultant of Law Broker and the president of Law Enterprise, and Ms. Chuang served as the supervisor of the financial department of Law Broker until August 10, 2020. Both Law Broker and Law Enterprises are our Company’s subsidiaries in Taiwan and formed under the laws of Taiwan. Other than the compensation received from our Company’s subsidiaries, as of December 31, 2019, both of them had not received any bonus, stock awards, non-equity incentive plan compensation, nonqualified deferred compensation earnings, or any other form of compensation since being named the executive officers of our Company.

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2019 and 2018 by our named executive officers.

Name and principal position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yi Hsiao Mao
Director and	2019	281,017	(1)	—	—	—	—	—	—	281,017
Chief Executive Officer	2018	250,000		—	—	—	—	—	—	250,000

Yung Chi Chuang	2019	42,088	(2)	—	—	—	—	—	—	42,088
Chief Financial Officer	2018	50,000		—	—	—	—	—	—	50,000

(1)	The salary consists of $20,720, which was paid to Mr. Mao for his service as the president of Law Enterprise, and the remaining amount of $260,297 which was paid to Mr. Mao for his service as the consultant of Law Broker for the provision of consultation, training and promotion to Law Broker in the fiscal year ended December 31, 2019.

(2)	The salary in the amount of $42,088 was paid to Ms. Chuang for her service as the supervisor of the financial department of Law Broker. Ms. Chuang resigned as the CFO of the Company on August 10, 2020.

In the fiscal years ended December 31, 2019 and 2018, Mr. Mao served as the consultant of Law Broker and president of Law Enterprise and received all of his compensation from Law Broker and Law Enterprise. Commencing on April 1, 2020, Mr. Yi Hsiao Mao has been receiving a salary of $8,300 per month, equivalent to $99,600 per year for his services as the CEO of the Company. In the fiscal years ended December 31, 2019 and 2018, Ms. Chuang served as the supervisor of the financial department of Law Broker.

On August 10, 2020, the Company and Ms. Mei-Kuan (Joyce) Yeh entered into an engagement agreement (the “CFO Engagement Agreement”), pursuant to which Ms. Yeh was appointed as the new Chief Financial Officer of the Company, effective immediately. Ms. Yeh, 51 years old, has extensive experience in accounting management and corporate finance. From November 2019 till August 2020, Ms. Yeh worked at the Finance System & Project Department of Standard Chartered Bank (Taiwan). Previously from April 2015 to June 2019, Ms. Yeh served as the Head of Finance at Schroder Investment Management (Taiwan) Ltd. Ms. Yeh earned a bachelor degree in International Trade from National Taipei College of Business in 1989 and was awarded a bachelor degree in Accounting from Fu-Jen University in 1991. Ms. Yeh is a certified public accountant in both Taiwan and the United States.

In accordance with the CFO Engagement Agreement, Ms. Joyce Yeh shall perform her duties customarily associated with the CFO position, including without limitation preparing the Company’s financial statements and overseeing the internal accounting procedures. Pursuant to the CFO Engagement Agreement, the Company shall pay Ms. Yeh a monthly salary of 170,000 NTD, or 2,040,000 NTD (equivalent to approximately $69,416) annually, and make contributions to Ms. Yeh’s accounts at Taiwan Mandatory Provident Fund and Taiwan National Insurance as required by the laws and regulations in Taiwan. In addition, Ms. Joyce Yeh shall be entitled to Company’s profit sharing/ bonus scheme, when applicable, depending on the Company’s profits and Ms. Yeh’s performance, and vacation days per the Company’s policy as set forth in the CFO Engagement Agreement. The CFO Engagement Agreement may be terminated at any time by either Party with advance notice. The CFO Engagement Agreement contains the 12-month non-solicitation and 12-month non-competition provisions. A copy of the CFO Engagement Agreement was filed as Exhibit 10.1 to a current report on Form 8-K with the Securities and Exchange Commission on August 10, 2020.

Compensation of Directors

Our directors do not currently receive any compensation for their services as directors of our Company. Set forth below is the compensation paid to each of our directors during the fiscal year ended December 31, 2019 for compensation not related to their role as Directors.

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)		Total ($)
Fu Chang Li	—	56,397	(2)	56,397
Chwan Hau Li	—	—		—
Chih Yuan Lu	3,885	—		3,885
Lo Tien Hsin	3,238	—		3,238
Chun Hui Yang	2,914	—		2,914
Tse Hsun Niu	3,885	—		3,885

(1)	Travel stipends to Independent Directors for attending in-person Board and Committee meetings for the fiscal year ended December 31, 2019.

(2)	The compensation paid to Fu Chang Li since he has worked as a consultant of the Company in the fiscal year ended December 31, 2019.

The Company has not paid, and does not intend to pay, any cash or non-cash equity compensation to our directors for their Board services, and does not currently intend to adopt any policies with respect thereto. As such, the Company does not have any outstanding agreement with directors regarding their Board membership. However, for in-person Board and Committee meetings, each Independent Director in attendance shall receive certain travel stipends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consultant Agreements with Mr. Yi Hsiao Mao and Mr. Li Fu Chang

Mr. Yi Hsiao Mao, the CEO and Chairman of the Board, has worked as a consultant of Law Broker. The primary service of Mr. Mao under the consultant agreement is to provide consultation, training and promotion service to Law Broker. The compensation paid to Mr. Mao for his service as a consultant of Law Broker in the fiscal year ended December 31, 2019 is $260,297.

Mr. Fu Chang Li, a member of the Board, has worked as a consultant of the Company since December 7, 2014. The primary service of Mr. Li under the consultant agreement is to (i) provide business plans requested by the Company; (ii) provide assessment of potential investors, including but not limited to valuation, credit assessment and eligibility assessment; (iii) assist the Company to negotiate with potential investors about transactional framework, as well as specific transactional conditions and seek to promote cooperation between the Company and potential investors to reach an agreement; (iv) assist the Company and investors to reach formal investment contract and related legal documents; and (v) assist the Company to facilitate the work of any project (including, but not limited to, the execution of letter of intent, formal agreement and other relevant legal documents) until the Company and/or a third party designated by the Company complete the project with the potential investors. The compensation paid to Mr. Fu Chang Li for his service as a consultant of the Company in the fiscal year ended December 31, 2019 was approximately $56,397.

Due to related parties

The related parties listed below loaned money to the Company for working capital. The following summarizes the Company’s loans payable to related parties as of June 30, 2020 and December 31, 2019:

	June 30, 2020
	(unaudited)	December 31, 2019
Due to Mr. Mao (CEO, Director and principal shareholder of the Company)	$99,016	$373,183
Due to Ms. Lu (A shareholder of Anhou)	79,608	85,074
Others	1,513	4,602
Total	$180,137	$462,859

Due to Mr. Mao

Amounts due to Mr. Yi Hsiao Mao were associated with funding provided by Mr. Mao for the formation of our subsidiaries in China in 2011. As of June 30, 2020 and December 31, 2019, the respective amounts due to Mr. Mao were $99,016 and $373,183, which were non-interest bearing and payable on demand.

Due to Ms. Lu

Amounts due to Ms. Lu were borrowings from Ms. Lu to support Anhou’s business operations. As of June 30, 2020 and December 31, 2019, the respective amounts due to Ms. Lu were $79,608 and $85,074, which were non-interest bearing and payable on demand.

Related Party Transaction Policy

The Company is currently working to improve its policies and procedures for approval of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and each of their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest.

When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. In the course of its review and approval or ratification of a related person transaction, the Audit Committee may consider the following factors:

•	The related person’s interest in the related person transaction;

•	The approximate dollar value of the amount involved in the related person transaction;

•	The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	Whether the transaction was undertaken in the ordinary course of our business;

•	Whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unaffiliated third party;

•	The purpose of, and the potential benefits to us of, the transaction; and

•	Any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with the best interests of the Company. In addition, the Audit Committee may impose any conditions on the related party transaction that it deems appropriate.

On March 15, 2019, the Company adopted its conflict of interest policy to protect the interest of the Company and its shareholders. A copy of the Conflict of Interest Policy was filed with the SEC as Exhibit 14.3 to a current report on Form 8-K on March 18, 2019. Since the adoption of the conflict of interest policy, we had not encountered any potential transaction involving related parties as of June 30, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of October 30, 2020, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than 5% of our common stock or Series A Preferred Stock.

•	Each of our Directors.

•	Each of our named executive officers.

•	All of our Directors and executive officers as a group.

Unless otherwise noted below, the address of each of the persons set forth below is in care of China United Insurance Service, Inc., 7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 29,421,736 shares of common stock and 1,000,000 shares of Series A Preferred Stock outstanding at October 30, 2020. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Common	Shares Stock	Beneficially Series A	Owned Preferred	% Total Voting
Name	Shares	%	Shares	Stock %	Power(1)
Executive Officers and Directors
Yi-Hsiao Mao(2)	4,640,234	15.8	1,000,000	100	37.1
Fu-Chang Li	800,000	2.7	—	—	2.0
Chwan-Hau Li	1,352,166	4.6	—	—	3.4
Chih-Yuan Lu	—	—	—	—	—
Lo-Hsin Tien	—	—	—	—	—
Chun-Hui Yang	—	—	—	—	—
Tse-Hsun Niu	—	—	—	—	—
Mei-Kuan (Joyce) Yeh	—	—	—	—	—
All executive officers and Directors as a group (eight persons)	6,792,400	23.1	1,000,000	100	42.6
Other 5% Beneficial Owners
Pi-Hui Chang	2,520,000	8.6	—	—	6.4

(1)    Percentage of total voting power represents voting power with respect to all shares of our common stock and Series A Preferred Stock, voting together as a single class. Each holder of common stock is entitled to one vote per share of common stock and each holder of Series A Preferred Stock is entitled to ten votes per share of Series A Preferred Stock on all matters submitted to our shareholders for a vote.

(2)    Including 200,000 shares of common stock held by Shu-Fen Lee, Yi-Hsiao Mao’s spouse, 200,000 shares of common stock held by Li-Chieh Mao, Yi-Hsiao Mao’s daughter, 969,322 shares of common stock held by U-Li Investment Consulting Enterprise Co., Ltd. and 100,000 shares of common stock held by U-Link International Co., Ltd, Yi-Hsiao Mao and Shu-Fen Lee hold 34% and 66% shares of U-Li Investment Consulting Enterprise Co., Ltd. respectively and U-Link International Co., Ltd. is solely owned by Shu-Fen Lee.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Each such person is required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included in our proxy materials for the 2021 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than August 31, 2021.

Our Bylaws do not have an advance notice provision for shareholder proposals which is not intended to be included in the proxy materials. However, shareholder business that is not intended for inclusion in our proxy materials may be brought before the 2020 annual meeting so long as we receive notice of the proposal, addressed to the Secretary at our principal executive offices, not less than 90 days, nor more than 120 days, before the anniversary of the prior Annual Meeting. Failure to meet the deadlines may preclude presentation of the proposal at our 2021 Annual Meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2020 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

DELIVERY OF PHYSICAL PROXY MATERIALS AND ANNUAL REPORTS

We may satisfy SEC’s rules regarding delivery of Proxy Statements and Annual Reports by delivering a single Proxy Statement and Annual Report to an address shared by two or more shareholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one Proxy Statement and Annual Report to multiple shareholders who share an address, unless contrary instructions were received prior to the mailing date.

We undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and/or Annual Report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record shareholder and prefer to receive separate copies of a Proxy Statement or Annual Report either now or in the future, please email our Secretary at akotlova@islandstocktransfer.com. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a Proxy Statement or Annual Report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name shareholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a shareholder who would like to make one of these requests should contact us as indicated above.

FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Registered shareholders can further reduce the costs incurred by the Company by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials, as appropriate, electronically via e-mail or the internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the internet by logging on to www.proxyandprinting.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges that you would typically pay for access to the internet.

By order of the Board of Directors,
/s/ Yi-Hsiao Mao
YI-HSIAO MAO
Chairman of the Board and Chief Executive Officer

November 4, 2020

 Annex A

China United Insurance Service, Inc.

PROXY FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

Meeting Date: December 18, 2020

THE BOARD RECOMMENDS A VOTE FOR

THE PROPOSALS AND NOMINEES.

I. To elect seven directors as listed below to hold office for a three-year term and until their respective successors are elected and qualified.

1.	Fu Chang Li

___ FOR	___ AGAINST	___ ABSTAIN

2.	Chwan Hau Li

___ FOR	___ AGAINST	___ ABSTAIN

3.	Chih Yuan Lu

___ FOR	___ AGAINST	___ ABSTAIN

4.	Chun Hui Yang

___ FOR	___ AGAINST	___ ABSTAIN

5.	Tse Hsun Niu

___ FOR	___ AGAINST	___ ABSTAIN

6.	Shu Yuan Sun

___ FOR	___ AGAINST	___ ABSTAIN

7.	Yi Hsiao Mao

___ FOR	___ AGAINST	___ ABSTAIN

II. To approve, by a non-binding advisory vote, the compensation of our named executive officers.

___ FOR	___ AGAINST	___ ABSTAIN

III. To ratify the appointment of Macias Gini O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

___ FOR	___ AGAINST	___ ABSTAIN

A-1

This Proxy is solicited on behalf of the management of China United Insurance Service, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals described above.

TO VOTE ONLINE: www.proxyandprinting.com click on Vote Your Proxy and Enter Your Control Number.

TO VOTE BY EMAIL: akotlova@islandstocktransfer.com

TO VOTE BY FAX: Please fax this proxy card to 1.727.289.0069

TO VOTE BY MAIL: Please sign, date and mail this proxy card to

Anna Kotlova

15500 Roosevelt Blvd, Suite 104

Clearwater, FL 33760

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Signature of Shareholder

__________________________________________

Signature of Joint Shareholder

__________________________________________

Dated: ____________________________________

A-2